UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549


                                   FORM 8-K/A


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


                 Date of Earliest Event Reported April 28, 2000
                          Date of Report July 10, 2000

                         Commission File No. 000-20201
                         -----------------------------


                            HAMPSHIRE GROUP, LIMITED
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




                   DELAWARE                       06-0967107
            ----------------------       ----------------------------------
           (State of Incorporation)     (I.R.S. Employer Identification No.)



                             215 COMMERCE BOULEVARD

                         ANDERSON, SOUTH CAROLINA 29625

                                 (864) 225-6232
         (Address, Including Zip Code, and Telephone Number, Including
             Area Code of Registrant's Principal Executive Offices)

Introductory Note

This Form 8-K/A is being filed to amend the Company's current report on Form 8-K filed on May 11, 2000.

Item 2 is amended and restated in its entirety as follows:
Item 2.  Disposition of Assets.
------------------------------
     On April 28, 2000 (the "Closing Date"), Hampshire Group, Limited (the "Company") concluded a transaction whereby it sold all of its sweater manufacturing assets to Glamourette/OG, Inc., a Puerto Rican corporation ("Glamourette/OG"), with its principal executive offices at Guaynabo, Puerto Rico. Glamourette/OG is a subsidiary of Olympic Mills Corporation, a Delaware corporation ("Olympic Mills"), both of which are unrelated to the Company.

     The assets sold include the sweater manufacturing facilities of the Company's subsidiary Glamourette Fashion Mills, Inc., located in Quebradillas, Puerto Rico and the machinery and equipment of San Francisco Knitworks, Inc., located in San Francisco, California, Natalie Knitting Mills, located in Chilhowie, Virginia and Winona Knitting Mills, located in Winona, Minnesota, and certain of the machinery and equipment on consignment to a contract manufacturer located in Mexico. In addition to the machinery and equipment, assets sold include the inventories, other than finished goods, and certain other assets of the respective operations.

     The sales price for the machinery and equipment was $10,468,000 consisting of $4,000,000 cash and a non-interest bearing promissory note in the amount of $8,000,000, discounted to $6,468,000, at 8.75% per annum, and due April 28, 2005
("the 8.75% Note"). The 8.75% Note is payable over a five- year period by a deduction of $0.67 per sweater purchased from Glamourette/OG or is payable in cash. The 8.75% Note is partially collateralized by the machinery and equipment which was sold pursuant thereto and by the pledge of the common stock of Glamourette/OG, Inc. Of the proceeds received approximately $754,000 was used to pay off loans outstanding against the machinery and equipment sold.

     In order to avoid interruption of supply, Glamourette/OG took possession of only the Puerto Rico facility on the Closing Date. The Asset Purchase Agreement provides that the Company will continue to operate the three domestic manufacturing facilities for varying periods of up to ten months. During the transition period, the Company will continue to pay all related operating expenses and as compensation for the use of the machinery and equipment, will credit the 8.75% Note for $0.67 per sweater manufactured in the domestic manufacturing facilities.

     The inventories in Puerto Rico on the Closing Date, including work in process, raw materials and supplies totaling approximately $2,321,000, were sold to Glamourette/OG at cost and were paid 50% in cash, with the balance paid by deduction of 50% of the purchase price of sweaters shipped to the Company in May and June 2000, after deduction of the $0.67 to be applied as a reduction of the 8.75% Note.

     Concurrently, the Company purchased a 1% equity interest in Glamourette/OG, Inc. for $40,000, which purchase price was paid in full by a reduction from the 8.75% Note. The Company has an option to put its 1% interest at anytime to Olympic Mills at cost and Olympic Mills has a right to purchase the Company's 1% interest at cost at any time after the 8.75% Note is paid in full.

     Collection of the 8.75% Note is largely conditional on a long term "supply agreement" whereby the Company can purchase manufactured sweaters from Glamourette/OG at a defined price for up to five years and/or 1,000,000 dozen sweaters. Due to the competitive market in the sweater industry and potential changes to international trade policies, the Company has established a $1.6 million allowance against the final year of the 8.75% Note.

     The sale of the manufacturing equipment to a third party was part of management's plan to exit all manufacturing activities and to purchase from third parties 100% of its sweater requirements. Subsequent to this sale transaction and related exit of the manufacturing activities, the Company expects to continue to provide the same product lines, to the same customers, at a volume consistent with normal growth. Since the Company does not anticipate any significant change in its financial performance as a result of the sale of its manufacturing equipment, additional pro forma financial information has not been provided.

Item 5 is hereby added to this Form 8-K to read as follows:
Item 5. Other Events
--------------------
The following presents the Company's unaudited balance sheet before the sale of the manufacturing equipment and shutdown and exit of its manufacturing activities (the "Transaction"), as described in Item 2 hereto, the effect of the Transaction, and the unaudited balance sheet immediately thereafter:

                            HAMPSHIRE GROUP, LIMITED
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                                 (in thousands)
                                     ASSETS

                                                                 Balance Sheet
                                                                   after the
                                   Balance Sheet   Effect of the  Transaction
                                   April 28, 2000  Transaction   April 28, 2000
                                 ----------------  ------------- --------------
Current assets:
  Cash and cash equivalents           $18,863       $  4,407   (1)    $23,270
  Available-for-sale securities           253            -                253
  Accounts receivable trade-net         7,491            -              7,491
  Other accounts receivable             1,894          1,160   (2)      3,054
  Inventories                          23,566         (1,974)  (2)     21,592
  Deferred tax asset                    4,185            -              4,185
  Other current assets                    524            -                524
                                      -------       --------          -------
    Total current assets               56,776          3,593           60,369

Property, plant and equipment-net       9,075         (4,811)  (5)      4,264
Real property investments-net          17,801            -             17,801
Long-term investments-net               4,913            -              4,913
Note receivable-Glamourette/OG            -            4,828   (3)      4,828
Trading securities held in
   retirement trust                     2,342            -              2,342
Deferred tax asset                      1,969            602   (7)      2,571
Intangible assets-net                   2,396           (819)  (4)      1,577
Other assets                              789             40   (3)        829
                                      -------       --------          -------
    Total assets                      $96,061       $  3,433          $99,494
                                      =======       ========          =======

(The accompanying notes are an integral part of this unaudited balance sheet)

                            HAMPSHIRE GROUP, LIMITED
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                                 (in thousands)
                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                 Balance Sheet
                                                                   after the
                                   Balance Sheet   Effect of the  Transaction
                                   April 28, 2000  Transaction   April 28, 2000
                                 ----------------  ------------- --------------
Current liabilities:
  Current portion of long-term debt   $1,031        $ (468)    (1)    $  563
  Accounts payable                     2,080           -               2,080
  Accrued expenses and
    other liabilities                  2,619         3,414     (6,7)   6,033
                                     -------       --------          -------
    Total current liabilities          5,730         2,946             8,676

Long-term debt                        23,666          (286)    (1)    23,380
Deferred compensation                  2,440           -               2,440
                                     -------       --------          -------
    Total liabilities                 31,836         2,660            34,496
                                     -------       --------          -------
Commitments and Contingencies

Stockholders' equity:

  Common stock                           418           -                 418
  Additional paid-in capital          27,762           -              27,762
  Retained earnings                   37,119           773            37,892
  Accumulated other comprehensive
     loss                               (395)          -                (395)
  Treasury stock                        (679)          -                (679)
                                     -------       --------          -------
    Total stockholders' equity        64,225           773            64,998
                                     -------       --------          -------
    Total liabilities
      and stockholders' equity       $96,061       $ 3,433           $99,494
                                     =======       ========          =======

(The accompanying notes are an integral part of this unaudited balance sheet)

     In addition to the sale of the manufacturing equipment, net of the allowance on the 8.75% Note previously discussed, the Company's plan to discontinue and exit its manufacturing activities gives rise to certain other asset impairment, shutdown and exits costs, summarized as follows:

                            HAMPSHIRE GROUP, LIMITED
      UNAUDITED ESTIMATED EFFECTS ON CONSOLIDATED STATEMENT OF OPERATIONS
                         RESULTING FROM THE TRANSACTION
                                 APRIL 28, 2000
                                 (in thousands)

                                                         Effect on
                                                        Consolidated
                                                          Statement
                                                        of Operations
                                                       --------------
Cost of goods sold                                         $ (347)    (2)
                                                           ------
Gross margin                                                  347
                                                           ------
Gain on sale of manufacturing equipment,
  net of allowance on 8.75% Note                            4,912     (8)
                                                           ------
Severance and benefit commitments                           1,332     (6)
Asset impairment, including goodwill                        1,674     (4,5)
Future lease obligations and other commitments,
  net of estimated subleases                                  480     (6)
Professional fees                                             100     (6)
                                                           ------
  Total asset impairment and costs to exit
     manufacturing activities                               3,586
                                                           ------
  Gain from the transaction before income tax provision     1,673
Income tax provision                                          900     (7)
                                                           ------
  Net gain from the transaction, net of income taxes       $  773
                                                           ======

(The accompanying notes are an integral part of this unaudited schedule)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL SCHEDULES
---------------------------------------------------
Note (1) Cash and long-term debt at closing - Hampshire received $5,161,000 cash at closing of which $754,000 was used to repay outstanding loans collateralized by the equipment sold.

Cash received for sale of manufacturing equipment                $4,000,000
Cash received for sale of Puerto Rico inventory                   1,161,000
                                                                 ----------
  Total cash received                                             5,161,000
Less: repayment of outstanding equipment loans                     (754,000)
                                                                 ----------
Total net cash received                                          $4,407,000
                                                                 ==========

Note (2) Other accounts receivable - Pursuant to the Asset Purchase Agreement, 50% of the Puerto Rico inventory sold is to be collected by deduction against future payments to Glamourette/OG for production. Such deductions were substantially made by June 30, 2000.

Production inventory sold                                        $1,974,000
Manufacturing and office supplies sold                              347,000
                                                                 ----------
                                                                  2,321,000
Less: cash received for sale of Puerto Rico inventory             1,161,000
                                                                 ----------
  Balance due                                                    $1,160,000
                                                                 ==========

Note (3) Note receivable from Glamourette/OG and other assets - $8 million note receivable from Glamourette/OG, less a $40,000 equity investment in Glamourette/OG, discounted for interest at 8.75% per annum to $6,428,000. A reserve has been provided for approximately 25% of the discounted note receivable in the amount of $1.6 million.

Note receivable - Glamourette/OG                                 $7,960,000
Less: interest discount at 8.75%                                 (1,532,000)
Less: note receivable reserve                                    (1,600,000)
                                                                 ----------
  Note receivable - Glamourette/OG                               $4,828,000
                                                                 ==========

Note (4) Intangible assets - net - Intangible asset impairment is based on the Company's analysis of the intangible assets to the assets sold.

Book value - goodwill                                            $2,396,000
Less: goodwill asset impairment                                    (819,000)
                                                                 ----------
Book value - goodwill after impairment charge                    $1,577,000
                                                                 ==========

Note (5) Property, plant and equipment - The following summarizes the net book value of the property and equipment sold, and the impairment of property at such manufacturing facilities.

Property, plant and equipment - sold                             $23,046,000
Accumulated depreciation - on assets sold                        (19,090,000)
                                                                 -----------
  Net assets - sold (note 8)                                       3,956,000
Impairment of property, plant and equipment at
  manufacturing facilities                                           855,000
                                                                 -----------
  Total adjustment of property, plant and equipment              $ 4,811,000
                                                                 ===========

Note (6) Accrued expenses and other liabilities - Accrual for expenses and costs related to the Company's exit of its manufacturing activities.

Severance and benefit commitments                                $ 1,332,000
Future lease obligations and other commitments,
  net of estimated sublease income                                   480,000
Professional fees                                                    100,000
                                                                 -----------
  Total projected shutdown and exit expenses                       1,912,000
  Income taxes payable (note 7)                                    1,502,000
                                                                 -----------
Total accrued expenses and other liabilities                     $ 3,414,000
                                                                 ===========

Note (7) Income tax provision, deferred tax assets and income tax payable - The income tax effects of this transaction, including an estimated $180,000 tollgate tax related to Puerto Rico, are summarized as follows:

                                    Puerto Rico       US        Consolidated
Total income tax provision           $600,000      $300,000       $  900,000
                                     ========      ========       ==========
Income taxes payable (note 6)        $600,000      $902,000       $1,502,000
                                     ========      ========       ==========
Deferred tax asset                   $  -          $602,000       $  602,000
                                     ========      ========       ==========

Note (8) Gain on sale of property and equipment - Calculated as follows:

Total sales price of property and equipment                      $10,468,000
Less: note receivable reserve                                     (1,600,000)
Less: book value of net assets sold (note 5)                      (3,956,000)
                                                                 -----------
Gain on sale of property and equipment                           $ 4,912,000
                                                                 ===========

Item 7 is amended and restated in its entirety as follows:

Item 7. Financial Statements and Exhibits

(c) Exhibits

     (10)(V)* Asset Purchase Agreement between Glamourette Fashion Mills, Inc., San Francisco Knitworks, Inc., and Hampshire Designers, Inc. (as "Seller") and Glamourette/OG, Inc. (as "Purchaser"), dated April 28, 2000
___________________

     * Previously Filed

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                HAMPSHIRE GROUP, LIMITED
                                (Registrant)



Date:   July 10, 2000          /s/ Ludwig Kuttner
----------------------         -----------------------------
                               Ludwig Kuttner
                               President and Chief Executive Officer
                               (Principal Executive Officer)


Date:   July 10, 2000          /s/ Charles W. Clayton
----------------------         -----------------------------
                               Charles W. Clayton
                               Vice President, Secretary, Treasurer
                               and Chief Financial Officer
                               (Principal Financial and Accounting Officer)